Exhibit 99.1

For Immediate Release	Contact:	Ralph A. Beattie
972/770-5600
CAPITAL SENIOR LIVING CORPORATION
REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
DALLAS – (BUSINESS WIRE) – March 10, 2009 – Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the fourth quarter and full year 2008. Company highlights for the fourth quarter and 2008 fiscal year include:
Financial Highlights – Fourth Quarter
•	Revenues were $48.0 million in the fourth quarter of 2008 compared to $48.2 million in the fourth quarter of 2007.

•	Adjusted EBITDAR (income from operations plus depreciation and amortization and facility lease expense) was $13.7 million compared to $14.9 million in the prior year period. Adjusted EBITDAR in the fourth quarter of 2008 excludes unusual or non-operating items such as the write-off of preacquisition costs, property tax adjustments, separation pay, casualty losses and adjustments to deferred revenue as itemized on the last page of this release. Adjusted EBITDAR in the fourth quarter of 2007 excludes the write-off of preacquisition costs and property tax adjustments.

•	Adjusted EBITDAR margin was 28.5 percent compared to 30.9 percent in the fourth quarter of the prior year.

•	Net income reflected a loss of $0.2 million or $0.01 per share in the fourth quarter of 2008 compared to a profit of $1.3 million or $0.05 per diluted share in the fourth quarter of 2007.

•	Adjusted net income was $0.8 million or $0.03 per diluted share, compared to adjusted net income of $1.8 million or $0.07 per diluted share in the fourth quarter of 2007. These comparisons exclude the adjustments to EBITDAR noted above along with excluding gains or losses on assets. These adjustments are listed on the last page of this release and reconciled to the most comparable GAAP measure.

•	Adjusted cash earnings (adjusted net income plus depreciation and amortization) were $4.0 million or $0.15 per diluted share, versus $4.8 million or $0.18 per diluted share in the fourth quarter of 2007, with the adjustments noted above.
Financial Highlights – Full Year
•	Revenues of $193.3 million increased $4.2 million or approximately 2.0 percent from the prior year.

•	Adjusted EBITDAR of $56.6 million increased 2.0 percent from the prior year.

•	Adjusted EBITDAR margin was 29.3 percent in both 2008 and 2007.

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•	Net income was $3.7 million or $0.14 per diluted share compared to $4.4 million or $0.16 per diluted share in 2007.

•	Adjusted net income was $4.7 million or $0.18 per diluted share, versus adjusted net income of $5.2 million or $0.20 per diluted share in 2007. These comparisons exclude the adjustments noted above along with the write-off of deferred loan costs and non-cash charges related to joint venture amortization in 2007.

•	Adjusted cash earnings were $17.1 million or $0.64 per diluted share, versus $16.5 million or $0.62 per diluted share in 2007, with the adjustments noted above.
Operational Highlights – Fourth Quarter
•	Average physical occupancy rate for the 57 stabilized communities was 88 percent.

•	Operating margins (before property taxes, insurance and management fees) were 48 percent in stabilized independent and assisted living communities.

•	At communities under management, excluding the four communities undergoing conversions, same-store revenue increased 1.0 percent versus the fourth quarter of 2007 as a result of a 4.5 percent increase in average monthly rent. Same-store expenses, excluding the property tax adjustment and casualty losses, increased 1.1 percent and net income increased 0.9 percent from the comparable period of the prior year.
“We made progress during the fourth quarter in spite of the economic downturn,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “Occupancy held relatively flat from the third quarter and average monthly rents increased 4.5 percent over the prior year and 1.4 percent sequentially from the third quarter. Our expense management and group purchasing limited growth in same-community expense, excluding adjustments, to 1.1 percent and operating expenses decreased sequentially from the third quarter. We are encouraged by the higher number of move-ins and deposits in the first two months of 2009 as compared to the same period in 2008. These results validate our focus on providing seniors with quality housing and care at affordable rates, and delivering exceptional value in challenging economic times.”
OPERATING AND FINANCIAL RESULTS
Fourth Quarter Results
For the fourth quarter of 2008, the Company reported revenue of $48.0 million, compared to revenue of $48.2 million in the fourth quarter of 2007. The reduction is largely due to lower development fees in the fourth quarter of 2008 as the Company winds down its development pipeline. Resident and healthcare revenue increased from the fourth quarter of the prior year by approximately $0.5 million, or 1 percent.
The number of consolidated communities increased from 49 in the fourth quarter of 2007 to 50 in the fourth quarter of 2008. Financial occupancy of the consolidated portfolio averaged 85.5 percent in the fourth quarter of 2008 with an average monthly rent of $2,506 per occupied unit. Excluding four communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 87.0 percent.

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Revenue under management was $55.7 million in the fourth quarter of 2008 compared to $55.9 million in the fourth quarter of 2007. Revenue under management includes revenue generated by the Company’s consolidated communities, communities owned through joint ventures and communities owned by third parties that are managed by the Company. There were 64 communities under management in both periods.
Operating expenses for the fourth quarter of 2008 increased by $0.8 million from the fourth quarter of 2007. As a percentage of resident and healthcare revenue, operating expenses were 63.5 percent in the fourth quarter of 2008 compared to 62.4 percent in the fourth quarter of 2007. Operating expenses for the quarter included approximately $0.4 million of casualty losses and real estate tax adjustments which applied to prior periods. Excluding these items, this quarter’s operating margins would have been approximately equal to the fourth quarter of 2007.
General and administrative expenses of $3.9 million were approximately $1.0 million higher than the fourth quarter of 2007. Approximately $0.6 million of the increase was the result of separation pay incurred as a result of discontinuing further development activities. An additional $0.2 million reflects the write-off of preacquisition costs for projects which are no longer being pursued. As a percentage of revenue under management, general and administrative expenses were 5.5 percent in the fourth quarter of 2008.
Facility lease expenses were $6.3 million in the fourth quarter of 2008, approximately $0.2 million higher than the fourth quarter of 2007, reflecting 25 leased communities this quarter versus 24 last year, along with increases in contingent rent. The Company has reclassified the amortization of deferred gains on sale leaseback transactions from gain on sale of assets to a reduction of facility lease expense to better conform with industry practice.
Depreciation and amortization expense increased $0.3 million from the fourth quarter of the prior year, as a result of capital improvements and new information systems which became operational at the beginning of this year.
Adjusted EBITDAR for the fourth quarter of 2008 was approximately $13.7 million, compared to $14.9 million in the fourth quarter of 2007. Adjusted EBITDAR margin was 28.5 percent for the period.
Interest income was $0.1 million in the current quarter as the Company earned interest on cash balances and lease deposits. Interest expense was $3.0 million in the fourth quarter of 2008, compared to $3.1 million in the fourth quarter of 2007, reflecting lower debt outstanding due to principal amortization.
The Company reported a pre-tax loss of approximately $0.4 million in the fourth quarter of 2008 compared to a pre-tax profit of approximately $2.6 million in the fourth quarter of 2007. Fourth quarter 2008 results include several infrequent non-operating items such as separation pay, casualty losses, write-off of preacquisition costs, property tax adjustments and other items identified on the last page of this release and reconciled to the most comparable GAAP measure. On an adjusted basis, the Company earned a

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pre-tax profit of $1.2 million in the fourth quarter of 2008 compared to a pre-tax profit of $3.0 million in the fourth quarter of 2007. Adjusted net income was $0.8 million or $0.03 per diluted share in the fourth quarter of 2008 versus adjusted net income of $1.8 million or $0.07 per diluted share in the fourth quarter of 2007.
Adjusted cash earnings (adjusted net income plus depreciation and amortization) were $4.0 million or $0.15 per diluted share in the fourth quarter of 2008, versus $4.8 million or $0.18 per diluted share in the fourth quarter of 2007.
Full Year Results
For the 2008 fiscal year, the Company reported revenues of $193.3 million, compared to revenues of $189.1 million in the prior year, an increase of $4.2 million or approximately 2.0 percent.
Reflecting the adjustments noted above, adjusted EBITDAR for 2008 was $56.6 million, an increase of $1.2 million or 2.0 percent from the $55.4 million reported in 2007. Adjusted net income was $4.7 million or $0.18 per diluted share and adjusted cash earnings were $17.1 million or $0.64 per diluted share.
CAPITAL OVERVIEW AND FINANCING
Capital expenditures in 2008 were approximately $8.1 million including $4.6 million of recurring capital expenditures, $3.0 million of major projects or renovation and $0.5 million of information technology. The Company ended the year with approximately $25.9 million of cash and cash equivalents and approximately $185.8 million of mortgage debt at fixed interest rates averaging approximately 6.1 percent. With the exception of a $4.8 million mortgage maturing in September of 2009, the next closest maturity is July of 2015.
In January of 2009, the Company announced that its Board of Directors has authorized a stock repurchase program of up to $10 million of its common stock. Under the stock repurchase program, the Company is authorized to repurchase, from time to time, shares of its common stock in the open market and in privately negotiated transactions. The timing and extent to which the Company may repurchase its shares will depend upon market conditions and other corporate considerations. The Company anticipates that it will finance the repurchase program with available cash.
Q408 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s fourth quarter and full year 2008 results. The call will be held on Wednesday, March 11, 2009 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-0962, confirmation code 9944004. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer. To pre-check your system compatibility prior to our event go to this link: http://www.investorcalendar.com/aboutus/HelpDesk.asp
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting March 11, 2009 at 2:00 pm Eastern Time, until March 18, 2009 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 9944004. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, and will be available until the next earnings release date.

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ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.
The Company currently operates 64 senior living communities in 23 states with an aggregate capacity of approximately 9,500 residents, including 38 senior living communities which the Company owns or in which the Company has an ownership interest, 25 leased communities and one community it manages for a third party. Resident capacities in the communities operated by the Company indicate that 69 percent of residents live independently, 24 percent of residents require assistance with activities of daily living and 7 percent of residents live in continuing care retirement communities.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600.

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CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$25,880	$23,359
Accounts receivable, net	3,809	3,232
Accounts receivable from affiliates	1,152	846
Federal and state income taxes receivable	2,364	2,084
Deferred taxes	1,052	996
Assets held for sale	354	1,011
Property tax and insurance deposits	8,632	7,860
Prepaid expenses and other	5,930	4,526

Total current assets	49,173	43,914
Property and equipment, net	305,881	310,442
Deferred taxes	11,062	12,824
Investments in limited partnerships	7,173	6,199
Other assets, net	14,831	16,674

Total assets	$388,120	$390,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,920	$1,201
Accrued expenses	13,661	13,561
Current portion of notes payable	12,026	9,035
Current portion of deferred income	6,174	5,174
Customer deposits	1,593	2,024

Total current liabilities	35,374	30,995
Deferred income	20,056	23,168
Notes payable, net of current portion	177,541	185,733
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 26,681 and 26,596 in 2008 and 2007, respectively	267	266
Additional paid-in capital	130,426	129,159
Retained earnings	24,456	20,732

Total shareholders’ equity	155,149	150,157

Total liabilities and shareholders’ equity	$388,120	$390,053

CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Resident and health care revenue	$43,230	$42,721	$172,025	$167,563
Unaffiliated management services revenue	54	652	194	1,591
Affiliated management services revenue	702	1,082	4,882	3,117
Community reimbursement revenue	4,022	3,732	16,173	16,781

Total revenues	48,008	48,187	193,274	189,052
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	27,461	26,647	107,315	103,804
General and administrative expenses	3,921	2,866	13,654	12,046
Facility lease expense	6,283	6,057	25,057	23,811
Provision for bad debts	219	224	556	330
Stock-based compensation expense	250	216	1,036	979
Depreciation and amortization	3,210	2,934	12,468	11,295
Community reimbursement expense	4,022	3,732	16,173	16,781

Total expenses	45,366	42,676	176,259	169,046

Income from operations	2,642	5,511	17,015	20,006
Other income (expense):
Interest income	59	165	422	674
Interest expense	(3,045)	(3,148)	(12,217)	(12,763)
(Loss) gain on sale of assets	(49)	34	681	108
Write-down of assets held for sale	—	—	(134)	—
Write-off of deferred loan costs	—	—	—	(538)
Other income (expense)	43	24	270	(37)

Income before provision for income taxes	(350)	2,586	6,037	7,450
Benefit (provision) for income taxes	136	(1,283)	(2,313)	(3,090)

Net income	$(214)	$1,303	$3,724	$4,360

Per share data:
Basic net (loss) income per share	$(0.01)	$0.05	$0.14	$0.17

Diluted net (loss) income per share	$(0.01)	$0.05	$0.14	$0.16

Weighted average shares outstanding — basic	26,423	26,286	26,377	26,205

Weighted average shares outstanding — diluted	26,423	26,624	26,620	26,637

Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q4 08	Q4 07	Q4 08	Q4 07	Q4 08	Q4 07
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	3,926	3,926	3,503	3,503
Leased	25	24	3,775	3,710	3,152	3,105
Joint Venture communities (equity method)	13	12	1,602	1,406	1,367	1,221
Third party communities managed	1	3	148	502	115	408

Total	64	64	9,451	9,544	8,137	8,237
Independent living			6,510	6,713	5,546	5,738
Assisted living			2,286	2,176	1,973	1,881
Continuing Care Retirement Communities			655	655	618	618

Total			9,451	9,544	8,137	8,237
II. Percentage of Operating Portfolio
Consolidated communities
Owned	39.1%	39.1%	41.5%	41.1%	43.1%	42.5%
Leased	39.1%	37.5%	39.9%	38.9%	38.7%	37.7%
Joint venture communities (equity method)	20.3%	18.8%	17.0%	14.7%	16.8%	14.8%
Third party communities managed	1.6%	4.7%	1.6%	5.3%	1.4%	5.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Independent living			68.9%	70.3%	68.2%	69.7%
Assisted living			24.2%	22.8%	24.2%	22.8%
Continuing Care Retirement Communities			6.9%	6.9%	7.6%	7.5%

Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Consolidated communities
Number of communities	50	49
Resident capacity	7,701	7,636
Unit capacity	6,655	6,608
Financial occupancy (1)	85.5%	88.5%
Revenue (in millions)	43.3	42.6
Operating expenses (in millions) (2)	24.6	24.0
Operating margin	43%	44%
Average monthly rent	2,506	2,404
II. Waterford / Wellington communities
Number of communities	17	17
Resident capacity	2,426	2,426
Unit capacity	2,132	2,132
Financial occupancy (1)	89.6%	91.7%
Revenue (in millions)	12.0	11.9
Operating expenses (in millions) (2)	6.6	6.5
Operating margin	45%	45%
Average monthly rent	2,106	2,028
III. Communities under management
Number of communities	64	64
Resident capacity	9,451	9,544
Unit capacity	8,137	8,237
Financial occupancy (1)	84.2%	88.8%
Revenue (in millions)	55.7	55.9
Operating expenses (in millions) (2)	31.1	30.6
Operating margin	44%	45%
Average monthly rent	2,655	2,523
IV. Same Store communities under management (excluding 4 communities with conversions)
Number of communities	58	58
Resident capacity	8,534	8,534
Unit capacity	7,361	7,361
Financial occupancy (1)	87.3%	89.7%
Revenue (in millions)	51.7	51.2
Operating expenses (in millions) (2)	28.6	28.1
Operating margin	45%	45%
Average monthly rent	2,667	2,553
V. General and Administrative expenses as a percent of Total Revenues under Management
Fourth Quarter (3)	5.5%	5.6%
Fiscal 2008 (3)	5.5%	5.5%
VI. Consolidated Debt Information (in thousands, except for interest rates)
Excludes insurance premium financing
Total debt (fixed rate)	185,847	189,072
Weighted average interest rate	6.1%	6.1%

(1)	Financial occupancy represents actual days occupied divided by total number of available days during the quarter.

(2)	Excludes management fees, insurance and property taxes.

(3)	Excludes unusual legal/proxy costs, write-off of preacquisition costs, and separation pay.

CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Adjusted EBITDAR
Net income from operations	$2,642	$5,511	$17,015	$20,006
Depreciation and amortization expense	3,210	2,934	12,468	11,295
Facility lease expense	6,283	6,057	25,057	23,811
Unusual legal/proxy costs	25	—	205	63
Write-off of preacquisition and project costs	203	122	578	122
Real estate tax settlements/adjustments	240	267	240	107
Retirement and separation costs	624	—	624	—
Casualty losses	181	—	181	—
Deferred revenue adjustment	260	—	260	—

Adjusted EBITDAR	$13,668	$14,891	$56,628	$55,404

Adjusted EBITDAR Margin
Adjusted EBITDAR	$13,668	$14,891	$56,628	$55,404
Total revenues	48,008	48,187	193,274	189,052

Adjusted EBITDAR margin	28.5%	30.9%	29.3%	29.3%

Adjusted net income and net income per share
Net income	$(214)	$1,303	$3,724	$4,360
Unusual legal/proxy costs, net of tax	15	—	126	39
Write-off of preacquisition and project costs, net of tax	125	75	357	75
Adjustment to normalize tax rate	—	287	—	222
Real estate tax settlements/adjustments, net of tax	148	164	148	66
Retirement and separation costs, net of tax	385	—	385	—
Casualty losses, net of tax	112	—	112	—
Write-off deferred loan costs, net of tax	—	—	—	331
Loss (gain) on assets, net of tax	36	(3)	(331)	(48)
Deferred revenue adjustment, net of tax	160	—	160	—
Joint venture noncash charge, net of tax	—	—	—	153

Adjusted net income	$767	$1,826	$4,681	$5,198

Adjusted net income per share	$0.03	$0.07	$0.18	$0.20

Diluted shares outstanding	26,423	26,624	26,620	26,637

Adjusted cash earnings and cash earnings per share
Net income	$(214)	$1,303	$3,724	$4,360
Depreciation and amortization expense	3,210	2,934	12,468	11,295
Unusual legal/proxy costs, net of tax	15	—	126	39
Write-off of preacquisition and project costs, net of tax	125	75	357	75
Adjustment to normalize tax rate	—	287	—	222
Real estate tax settlements/adjustments, net of tax	148	164	148	66
Retirement and separation costs, net of tax	385	—	385	—
Casualty losses, net of tax	112	—	112	—
Write-off deferred loan costs, net of tax	—	—	—	331
Loss (gain) on assets, net of tax	36	(3)	(331)	(48)
Deferred revenue adjustment, net of tax	160	—	160	—
Joint venture noncash charge, net of tax	—	—	—	153

Adjusted cash earnings	$3,977	$4,760	$17,149	$16,493

Adjusted cash earnings per share	$0.15	$0.18	$0.64	$0.62

Diluted shares outstanding	26,423	26,624	26,620	26,637

Adjusted pretax income
Pretax income as reported	$(350)	$2,586	$6,037	$7,450
Unusual legal/proxy costs	25	—	205	63
Write-off of preacquisition and project costs	203	122	578	122
Real estate tax settlements/adjustments	240	267	240	107
Retirement and separation costs	624	—	624	—
Casualty losses	181	—	181	—
Write-off deferred loan costs	—	—	—	538
Loss (gain) on assets	58	(4)	(538)	(78)
Deferred revenue adjustment	260	—	260	—
Joint venture noncash charge	—	—	—	248

Adjusted pretax income	$1,241	$2,971	$7,587	$8,450